                                                                   EXHIBIT 10.38


                                AMENDMENT TO THE
                               DOR BIOPHARMA, INC.
                AMENDED AND RESTATED 1995 OMNIBUS INCENTIVE PLAN


The Amended and Restated 1995 Omnibus Incentive Plan of DOR BioPharma, Inc. (the "Company"), as initially adopted by the Company's Board of Directors on April 24, 1995, amended on July 15, 1996, amended and restated on October 21, 1997, and amended on February 11, 1998, February 21, 2001, May 16, 2001 and September 26, 2001 (as so amended, the "Plan") is hereby amended, subject to approval at a meeting of stockholders by the vote of a majority in voting interest of the stockholders of the Company, present in person or by proxy and entitled to vote thereat and thereon, as follows:

1. To increase the number of shares of Common Stock issuable under the Plan to 11,000,000 shares, Section V.A. of Article One of the Plan is hereby amended by deleting the number "4,500,000" and substituting therefore the number "11,000,000."

2. To increase the maximum number of shares of Common Stock underlying options and separately exercisable stock appreciation rights that any person participating in the Plan may receive in any year to 2,500,000 shares, Section V.C. of Article One of the Plan is hereby amended by deleting the number "750,000" and substituting therefore the number "2,500,000."

3. As modified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this 23rd day of December, 2002.




                                             DOR BIOPHARMA, INC.

                                             By: /s/ William D. Milling
                                                --------------------------------
                                                 William D. Milling
                                                 Controller/Treasurer/Secretary